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                                  EXHIBIT 4.1

                             SPECIMEN OF HOLDINGS
                           COMMON STOCK CERTIFICATE
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[LOGO OF PS GROUP, INC.]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Common Stock

         Number                                                           Shares

                                             See reverse for certain definitions

This Certifies that                                              is the owner of

                                                               CUSIP

[LOGO OF PS GROUP, INC.]

THE FOLLOWING WORDS WILL BE STAMPED ON ISSUED CERTIFICATES ACROSS THE PARAGRAPH SET FORTH IMMEDIATELY BELOW:

             "THIS CERTIFICATE REPRESENTS SHARES OF COMMON STOCK
             OF PS GROUP HOLDINGS, INC."

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE ONE DOLLAR ($1.00) PER SHARE, OF PS GROUP, INC., TRANSFERRABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

     WITNESS THE FACSIMILE SIGNATURES OF THE DULY AUTHORIZED OFFICERS OF THE CORPORATION.

Dated:


                          -------------------------   --------------------------
                                  Secretary                    President


                         COUNTERSIGNED AND REGISTERED:

THIS CERTIFICATE IS TRANSFERABLE    CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.
IN THE CITIES OF NEW YORK,          TRANSFER AGENT AND REGISTRAR
LOS ANGELES OR SAN FRANCISCO

                                     BY:

                                                     AUTHORIZED SIGNATURE


SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENT.
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                           [LOGO OF PS GROUP, INC.]

     The Corporation will furnish without charge to each shareholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be made to the office of the Secretary of the Corporation, 3225 North Harbor Drive, San Diego, California 92101.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common          UNIF GIFT MIN ACT--    Custodian
                                                               -----------------
     TEN ENT--as tenants by the entireties                     (Cust)    (Minor)

     JT TEN --as joint tenants with right                      under Uniform
              of survivorship and not as                       Gifts to Minors
              tenants in common                                Act
                                                                  --------------
                                                                     (State)

    Additional abbreviations may also be used though not in the above list.

For value Received ____________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                                          Shares
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of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                        Attorney
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to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the promises.

Dated
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        THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
NOTICE: WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
        ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

     Article XI of the certificate of incorporation of the Corporation ("Article XI") restricts the direct or indirect sale, transfer, disposition, purchase or acquisition ("Transfer") of shares of stock of the Corporation ("Stock"), and requires the transfer of Stock, under certain circumstances.

     In general, Article XI prohibits any Transfer of Stock on or prior to (_____________, 2011) (or such earlier or later date as may be determined by the board of directors of the Corporation (the "Board of Directors")) without prior approval of the Board of Directors by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the Stock (as determined under section 382 of the Internal Revenue Code of 1966 and the applicable Treasury Regulations thereunder, as amended from time to time (collectively, "Section 382") with certain modifications, or (b) who, upon such Transfer of Stock, would beneficially own directly or through attribution 5% or more of the Stock (as determined under Section 382, with certain modifications).

     If any person or entity attempts to Transfer Stock in violation of Article XI, such purported Transfer shall be null and void and the purported acquiror shall have no rights with respect thereto. Among other things, Article XI permits the Corporation to require the sale of any Stock Transferred in violation of Article XI, and the purported acquiror shall not be entitled to receive any proceeds of such sale in excess of the amount paid by such purported acquiror for such Stock, minus certain expenses and shall be required to return any dividends or distributions on such Stock. In addition, certain holders of Stock will be required to transfer Stock as a result of certain transfers of interests in entities that own Stock and the proceeds of such sale to be received by the holder shall be limited to the fair market value of such Stock at the time of the transfer of such interests.

     Under Article XI, the Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation information regarding the ownership of Stock by the proposed transferee as well as the ownership of Stock by any persons or entities controlling, controlled by or under common control with such proposed transferee.

     Under certain circumstances, Article XI authorizes the Board of Directors to extend or accelerate the expiration date of the Article XI transfer restrictions and to modify certain provisions of Article XI.

     The foregoing is a summary description only of certain of the provisions of
Article XI, to which reference is made for a complete description of the restrictions on the transfer of Stock and the provisions requiring the transfer of Stock and the consequences of the violation thereof. The Corporation will furnish a copy of Article XI to the holder of record of this certificate without charge upon written request to the Corporation at its principal place of business. By acceptance of this certificate, the holder hereof and any beneficial owner of the shares represented hereby shall be bound in all respects by such Article XI, as modified from time to time by the Board of Directors.